UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

INTERNATIONAL GAME TECHNOLOGY

(Exact name of Registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Underwriting Agreement

On June 10, 2009, International Game Technology (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc., and Wachovia Capital Markets, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $500 million aggregate principal amount of the Company’s 7.50% Notes due 2019.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Press Release

On June 10, 2009, the Company issued a press release announcing the pricing of the Note.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated June 10, 2009, among the Company, Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc., and Wachovia Capital Markets, LLC, as representatives of the several underwriters listed therein.

5.1	Opinion of O’Melveny & Myers LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

99.1	Press Release dated June 10, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: June 15, 2009	By:	/s/ Patrick Cavanaugh
Patrick Cavanaugh
Executive Vice President
Chief Financial Officer

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